EXECUTIVE RETENTION AGREEMENT
                              AMENDED AND RESTATED

         This Executive Retention Agreement (the "Agreement") is entered into as of June 1, 1998, (the "Effective Date") by and between Robert B. Fougner, who resides at 2475 Elevado Road, Vista, CA 92084 (the "Executive") and Cylink Corporation (the "Company"), and amended and restated as of April 1, 2002.

         WHEREAS, the Executive has faithfully and diligently served the Company as its General Counsel and Corporate Secretary since December 18, 1989;

         NOW, THEREFORE in consideration of Executive's past services and to encourage Executive's continued services on the Company's behalf, the parties agree to the following:


                          PART I - NATURE OF AGREEMENT

1. Waiver Of Employment Agreement. In consideration of the special services rendered by Executive and the nature of Executive's duties, this Agreement shall not be construed as a contract of employment. Executive has been and continues to serve "at will", and the Company is free at all times to discharge Executive from its continued service, subject to the terms and benefits described in this Agreement.

2. Conditions For Benefits. This Agreement will address certain benefits in the event of (i) Executive's separation from the Company's service, and (ii) a Change in Control or a Corporate Transaction, as those terms are defined in the Company's 1994 Stock Incentive Plan, as amended (the "Plan"), except that a Corporate Transaction shall also include any acquisition of more than 50% of the Company's outstanding securities by any entity or related group of entities (collectively with a Corporate Transaction, a "Corporate Event").

3. Executive Compensation. This Agreement shall not replace, affect or limit in any way Executive's eligibility for continued adjustments in compensation and benefits including but not limited to merit increases in salary, bonuses, awards under the Plan and similar benefits offered to other Company executives, provided however that Executive's eligibility for such adjustments shall continue only for so long as Executive remains in the Company's service. Nothing in this Agreement shall be construed as an obligation on behalf of the Company to grant any such adjustments in Executive's compensation and benefits.

4. Commuting and Telecommuting. The Company acknowledges that Executive intends to move his principal place of residence more than 100 miles away from the Company's principal place of business. In consideration for the Executive's agreement

Executive Retention Agreement
Cylink Corporation
Robert B. Fougner

to continue his employment at the Company's offices on a full time basis, the Company shall provide Executive, at the Company's expense, with (i) suitable rental living quarters, cleaning services and utilities, for Executive's exclusive use, comparable to those previously provided for relocation of the Company's senior employees, and (ii) payment of all travel expenses for commuting (e.g. airfare, parking and local transportation) between the Executive's principal place of residence and the Company's offices. The Company further agrees to the Telecommuting Agreement attached to this Agreement.


                        PART II - SEPARATION FROM SERVICE

5. Involuntary Termination. In the event Executive's employment is terminated either: (i) by the Company for any reason except for Good Cause, as that term is defined herein, or (ii) by the Executive for Good Reason, as that term is defined herein, then the Company agrees to compensate the Executive with the following remuneration:

         5.1 Severance. The Company shall continue to pay Executive salary and bonus for a period of six months (the "Severance Period"), subject to tax withholdings as required by law, based on the highest amount paid by Executive over any twelve month period prior to notice of termination, pro rated monthly, for the duration of the Severance Period. At Executive's option, this severance may be paid in full at time of termination or over the Severance Period in accordance with the Company's standard payroll practices. In the event of termination under subsections (iv) or (v) of Section 8 ("Termination By Executive For Good Reason"), Executive's Severance Period shall be increased to an amount equal twelve (12) months salary and bonus calculated in accordance with this Section 5.1.

         5.2 Benefits. The Company shall pay Executive's cost of exercising his rights under COBRA to continuing medical benefits during the Severance Period.

         5.3 Consulting Agreement. The Company and Executive shall be deemed to have entered into the Consulting Agreement annexed hereto as Attachment "A" effective immediately as of the date of Executive's

Executive Retention Agreement
Cylink Corporation
Robert B. Fougner

                  separation from service. Except as specifically provided in this Agreement, the Company shall be under no obligation to employ Executive under said Consulting Agreement.

         5.4 Extension Of Stock Option Period. Subject to any other time limitations imposed by law, the ninety (90) day period for exercise of all outstanding Stock Options previously issued to Executive shall be extended for the duration of the Consulting Agreement.

         5.5 Automobile. The automobile used exclusively by Executive for Company business (the Executive Automobile) shall be transferred to Executive, at the Company's expense, and Executive's severance payments shall be "grossed up" to cover payment of all taxes, fees and costs incurred by Executive as a consequence of this transfer. Executive is authorized to execute a transfer of title and registration on the Company's behalf necessary to effect this transfer.

         5.6 Office Equipment. Executive shall be permitted to retain his personal laptop computer, peripheral equipment, and a copy of his work product (subject to his professional obligations and code of ethics concerning client confidentiality)

6. Termination For Good Cause. The following grounds shall serve as the sole basis for termination of Executive's employment by the Company for Good Cause:
(i) a material breach by Executive of his duty of loyalty to the Company except when required by law, (ii) a persistent and continuing refusal to follow a written instruction addressed personally to Executive by the Company's Chief Executive Officer, except when Executive has a good faith basis for believing he is precluded by law from doing so, (iii) in the event of material misappropriation by Executive of Company assets for personal use (which shall specifically exclude disputes concerning Executive's handling of his expense accounts and personal property used regularly by Executive in conducting Company business), in the event Executive is convicted of a felony involving fraud (other than disputes concerning taxes) or serious bodily harm (other than those arising from a traffic related accident).

7. Notice Of Termination For Good Cause And Cure. Termination for Good Cause shall be deemed to have occurred ninety (90) days following Notice (as that term is

Executive Retention Agreement
Cylink Corporation
Robert B. Fougner

defined herein) which sets forth specifically the grounds which constitute "Good Cause" and the Company's intention to terminate Executive's employment, unless prior to expiration of said ninety (90) day period Executive cures all such stated grounds or, in the event cure within said ninety period is impracticable, Executive commences to effect such cure and diligently continues to do so until cure is completed.

8. Termination By Executive For Good Reason. In the event Executive serves written notice to the Company of his resignation due to any one of the following reasons, then Executive's resignation shall be deemed to have occurred for Good
Reason: (i) a material change in Executive's responsibility, including without limitation, either the assignment of any of Executive's responsibilities to other personnel or the addition of additional responsibility previously fulfilled by other personnel, without Executive's consent, (ii) a reduction in Executive's title or direct reporting relationship to the Chief Executive Officer of the Company or its parent corporation, if any (iii) a reduction in Executive's salary or denial of bonus payments commensurate with previous bonuses paid to Executive for satisfactory performance, unless such reduction is part of a fiscal plan by the Company for a period of less than twelve months due to the Company's severe financial under performance and provided such plan is applied equitably to all of the Company's officers, (iv) subject to Part III of this Agreement, the occurrence of a Change In Control or a Corporate Event, (v) a change in the Company's Chief Executive Officer, (vi) upon completion of Executive's Year 2001 Goals annexed to this First Amendment as Attachment "A" but, for purposes of this subsection (vi), no earlier than December January 1, 2002, or (vii) at any time after March 29, 2002. Any reduction in the benefits described in Section 4 ("Commuting and Telecommuting") shall be deemed a reduction in salary or bonus for purposes of subsection (iii) of this Section 7 (regardless of whether such reduction is part of a fiscal austerity program).

9. Notice Of Termination For Good Reason. Termination for Good Reason shall be deemed to have occurred thirty (30) days following Notice (as that term is defined herein) which sets forth specifically the grounds which constitute "Good Reason" and the Executive's intention to terminate his employment with the Company.

10. Death or Disability. In the event of Executive's (i) death, or (ii) Executive resigns due to a disability certified by a licensed physician which materially impairs Executive's ability to fulfill his responsibilities for a period exceeding ninety (90) days (a "Disability") then, subject to any other limitations which may be imposed by law, the period for

Executive Retention Agreement
Cylink Corporation
Robert B. Fougner

exercise of Executive's Stock Options shall be extended until twelve (12) months from the date of death or commencement of Executive's disability.

11. Indemnification. In the event of Executive's separation from the Company's service for any reason, Executive shall continue to be indemnified and held harmless for claims arising out of or related in any way whatsoever to his activities as an officer of the Company to the full extent provided in the Company's Articles of Incorporation, By-Laws and in accordance with the Indemnification Agreement previously executed by the parties. In addition, the Company shall continue to cover Executive under the Company's Directors and Officers Liability Insurance for any claims related to such activities, regardless of whether the claim is asserted prior to or following the date of termination of Executive's employment.


                    III. CHANGE OF CONTROL OR CORPORATE EVENT

12. Acceleration Of Stock Options. In the event of a Change in Control or a Corporate Event, all outstanding Stock Options issued to Executive shall immediately vest and become exercisable regardless of the date of grant.

13. Special Bonus. In the event of a Corporate Event, Executive shall receive a bonus equal to the cumulative amount of Executive's annual bonuses, consistent with the President's letter dated August 24, 1998, and salary that has been unpaid due to corporate austerity programs in effect since fiscal year 2000.


                             IV. GENERAL PROVISIONS

14. Entire Agreement; Modification. This Agreement, and all documents incorporated herein, constitutes the full and complete understanding of the parties hereto and will supersede all prior agreements and understandings, oral or written, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied in this Agreement, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom or which enforcement may be sought.

Executive Retention Agreement
Cylink Corporation
Robert B. Fougner

15.  Survival.  The provisions of this Agreement  which,  by their terms,  imply
continuation   beyond  the  end  of   Executive's   employment   shall   survive
notwithstanding any termination of Executive's employment.

16. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms of provisions of this Agreement in any other jurisdiction.

17. Waiver of Breach. The waiver by any party of a breach of any provisions of this Agreement, which waiver must be in writing to be effective, shall not operate or be construed as a waiver of any subsequent breach.

18. Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or one (1) day after sending by express mail or other "overnight mail service," or three (3) days after sending by certified or registered mail, postage prepaid, return receipt requested. Notice shall be sent as follows: if to Executive, to the address provided by the Executive in the Company's records and, if to the Company, at the address set forth on the first page of this Agreement, attention of the Chief Executive Officer. Either party may change the notice address by notice in accordance with this Section.

19. Assignability; Binding Effect. This Agreement shall be binding upon and inure to the benefit of Executive and Executive's legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement may not be assigned by the Executive. This Agreement may not be assigned by the Company, except in connection with a merger or a sale by the Company of all or substantially all of its assets and, in such event, only on the condition that the assignee specifically assumes in writing all of the Company's obligations under this Agreement.

20. Governing Law. All issues pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of California, without giving effect to the conflict or choice of law provisions thereof.

Executive Retention Agreement
Cylink Corporation
Robert B. Fougner

21. Arbitration.

         21.1 In the event of any dispute of any kind whatsoever between the parties, arising out of or related in any way to this Agreement, the parties agree to submit all such disputes to binding arbitration. Each party shall be entitled to appoint one arbitrator, who shall not be an affiliate, officer, director, employee, agent, vendor or contractor of that party. The appointed arbitrators shall then appoint a neutral arbitrator who shall serve as Chairman, and the arbitration shall be conducted by the arbitrators so chosen. The parties' arbitrators shall be experienced executives in the technology industry, and the Chairman shall be an attorney practicing litigation in the field of employment law. The arbitration shall be conducted in Santa Clara County, California. Demand for arbitration shall be made in writing and shall be served upon the party or parties to whom the demand is addressed in the manner provided for the tender of notices in this Agreement. If the party receiving the demand for arbitration does not appoint its arbitrator within 30 days after receiving such notice, the arbitrator appointed by the party serving the demand for arbitration shall be further empowered to serve as the sole arbitrator, notwithstanding that he fails to meet the qualifications for the Chairman set forth in this Section.

         21.2 The arbitrators are authorized to award any remedy, legal or equitable, as well as any interim relief as they deem appropriate in their discretion. However, notwithstanding the foregoing, the arbitrators shall have no power to add to, subtract from, or modify any of the terms or conditions of this Agreement.

         21.3 Subject to the arbitration agreement stated in this Article, the federal and state courts located in Santa Clara County, California shall have exclusive jurisdiction over all other legal proceedings between the parties. Executive agrees to the personal jurisdiction of said courts and to the receipt of service of process in the same form as other notices under this Agreement. Application may be made to any such court to assist the arbitrators in performing their arbitral duties, to confirm their award and to enforce any such award as a judgment of said court.

Executive Retention Agreement
Cylink Corporation
Robert B. Fougner

22. Headings. The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement.

23. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and Executive has hereunto set his hand as of the date first set forth above.


                                       CYLINK CORPORATION

                                       By: /s/ William P. Crowell
                                           -----------------------------
                                           William P. Crowell
                                           President & CEO


                                       EXECUTIVE

                                       /s/ Robert B. Fougner
                                       -----------------------------
                                       Robert B. Fougner

Document Form No. D3-301-006                             Telecommuting Agreement
Revision A                                                      October 30, 2001
--------------------------------------------------------------------------------

                            TELECOMMUTING AGREEMENT


This   Telecommuting   agreement  is  entered  into  between  Cylink Corporation
("CYLINK") and Robert B. Fougner ("EMPLOYEE") effective as of April 1, 2002.

1. EMPLOYEE agrees to work at his/her home work space at 2475 Elevado Road, Vista, CA, approximately 1-2 weeks per month, subject to the necessity for Employee's participation in meetings at Cylink's facilities or other locations, as determined by Employee in his best judgment and reasonable discretion (generally referred to as "telecommuting").

2.   CYLINK   will  provide  EMPLOYEE  with:  (List  equipment  department  will provide)

     Personal computer, peripherals, fax/printer, dedicated teleco line,
     ---------------------------------------------------------------------------

     Broadband service provider, broadband receiver and installation
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

3.   EMPLOYEE will provide:

     Facilities, liability insurance, office furnishings
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

4. CYLINK agrees to reimburse EMPLOYEE for reasonable business expenses, such as long distance telephone charges, according to the Telecommuting Policy and Finance Department guidelines. CYLINK will not reimburse EMPLOYEE for any other expenses incurred while telecommuting, such as public utility charges.

5. EMPLOYEE is required to comply with the department's record keeping practice regarding attendance and absence notification.

6. EMPLOYEE will be expected to meet all agreed upon performance measures and objectives.

7. The telecommuter shall hold harmless and otherwise indemnify Cylink for any injuries that occur to third parties, including members of telecommuter's family. By entering into the Telecommuting Agreement with Cylink, the employee represents and warrants that they have homeowner's liability insurance coverage for injuries to third parties for an amount not less than $250,000.

8. This Agreement is subject to Employee's Executive Retention Agreement, as Amended and Restated (the "Retention Agreement"). EMPLOYEE continues to be subject to all policies, procedures and guidelines of CYLINK and understands and agrees that certain policies and notices are available and accessible only at CYLINK'S offices.

--------------------------------------------------------------------------------

                   Cylink Corporation Proprietary Information        Page 1 of 2
                     Document is Uncontrolled When Printed

Document No. D3-301-006                                  Telecommuting Agreement
Revision A                                                      October 30, 2001
--------------------------------------------------------------------------------

9. This Agreement is in effect for as long as Employee is employed under the Retention Agreement.

10. Upon completion of the telecommuting arrangement, EMPLOYEE (may keep/must return): (List equipment EMPLOYEE may keep or must return)
     ---------------------------------------------------------------------------

     Employee may keep all equipment provided by Cylink
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

11. EMPLOYEE has read and understands the Cylink Corporation Telecommuting Policy which is specifically incorporated by reference into this Agreement.

        Dated: 4/1/02                            /s/ [ILLEGIBLE]
              ----------------------            ----------------------
                                                    Employee Name


                                                CYLINK CORPORATION

        Dated: 4/18/02                          by: /s/ [ILLEGIBLE]
              ----------------------               -------------------
                                                      Manager's Name

--------------------------------------------------------------------------------

                   Cylink Corporation Proprietary Information        Page 2 of 2
                     Document is Uncontrolled When Printed

                                 ATTACHMENT "A"

                               CYLINK CORPORATION
                              CONSULTANT AGREEMENT


THIS AGREEMENT, by and between CYLINK Corporation ("CYLINK"), a California corporation with principal offices located at 910 Hermosa Court, Sunnyvale, California, 94086, and ROBERT B. FOUGNER ("CONSULTANT") is made and entered into as of the date of termination of CONSULTANT's full time employment with CYLINK (the "Effective Date"), in accordance with the terms of CONSULTANT's Executive Retention Agreement dated as of June 1,1998, as Amended and Restated as of April 1, 2002.

                                   WITNESSETH

In consideration of the undertakings set forth herein, the parties hereby agree with each other as follows:

1. APPOINTMENT

CYLINK hereby appoints CONSULTANT, and the CONSULTANT hereby accepts such appointment, to accept employment from CYLINK as an independent consultant in the manner hereinafter described.

2. STATEMENT OF WORK

   A. At least once a month, CONSULTANT will report in writing to CYLINK on the progress of the work described in Subparagraph B, herein.

   2. CONSULTANT agrees to accept employment for the Projects agreed to by both parties in writing from time to time. Nothing stated herein shall be construed as an obligation by either party to employ CONSULTANT for any specific Project.

3. TERM

This Agreement commences as of the date of CONSULTANT's termination from CYLINK's full time employment, and shall continue for a period of two years, or until CONSULTANT exercises all of his outstanding options to purchase CYLINK stock, whichever shall first occur.

4. PAYMENT

The amount of Payment shall be agreed by the parties in writing for each Project during the term of this Agreement. Any expenses incurred by CONSULTANT in performing the Statement of Work shall be the sole responsibility of CONSULTANT, unless otherwise agreed in the Project Statement.

Consultant Agreement
Cylink Corporation
Robert B. Fougner


5. RELATIONSHIP OF THE PARTIES

   CONSULTANT will serve as an independent contractor, and this Agreement will not be deemed to create a partnership, joint enterprise, or employment relationship between the parties nor a right to any of the rights or privileges otherwise resulting therefrom. The authority of the CONSULTANT is limited to the performance of the functions set forth in the Agreement. CONSULTANT shall make appropriate filings with taxing authorities as a self-employed entity, and shall be liable for all required payments to the local, State, Federal and other taxing authorities (including income tax and social security and SDI payments). CONSULTANT agrees to indemnify and hold CYLINK harmless for any claims for payments made by said taxing authorities resulting from performance of CONSULTANT pursuant to this Agreement.

   Neither party shall have authority to make any Agreement or incur any liability on behalf of the other party, nor shall either party be liable for any acts, omissions to act, contracts, commitments, promises or representations made by the other, except as specifically authorized in this Agreement or as the parties may otherwise agree.

6. OTHER OBLIGATIONS

   CONSULTANT represents and warrants to CYLINK that CONSULTANT is now under no contract or Agreement, with any other person, firm, association or corporation that will, in any manner, prevent CONSULTANT from giving, and CYLINK from receiving, the full benefit of CONSULTANT's services in accordance with the terms of this Agreement. CYLINK agrees that during the Term of this Agreement or any extension or renewal thereof, CONSULTANT may, after written notice to CYLINK, be employed by other persons, firms, or corporations engaged in the same or similar business as that of CYLINK, provided, however, that CONSULTANT will observe all of his ethical obligations the Code of Professional Responsibility governing attorney client confidentiality with respect to CYLINK's confidential information.

   CONSULTANT agrees that it will not solicit the services of any of the employees, consultants, suppliers or customers of CYLINK during the term of this Agreement and for six (6) months thereafter.

Consultant Agreement
Cylink Corporation
Robert B. Fougner


7. AUDIT AND RECORDS

   CYLINK or its duly authorized representatives shall have access at all reasonable times during the Term of this Agreement and for a period of three
   (3) years thereafter to CONSULTANT's records and all other documentation pertaining to CONSULTANT's services hereunder for the purpose of auditing and verifying the cost of such services. CONSULTANT shall also retain all documents, notes and records pertaining to this Agreement or any services rendered hereunder for a period of three (3) years.

8. NOTICES

   Any notice or demand required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or received by registered mail or certified mail, postage prepaid, at the following respective addresses (or such other address as the parties may agree to):

   CYLINK                             CONSULTANT
   ------                             ----------
   CYLINK  Corporation                2475 Elevado Road
   3131 Jay Street                    Vista, CA 92084
   Santa  Clara,  CA. 95054
   (408) 735-5800                     760-941-4464

9. ASSIGNMENT

   This Agreement is not assignable without prior written approval of CYLINK and any attempt to assign any rights, duties or obligations herein without such approval shall be void.

10. GOVERNING LAW AND JURISDICTION

    This Agreement shall be interpreted, construed and governed by the laws of the State of California. The parties agree to submit all disputes of any kind whatsoever arising out of this Agreement to arbitration in accordance with the procedure stated in CONSULTANT's Executive Retention Agreement.

Consultant Agreement
Cylink Corporation
Robert B. Fougner


11. GENERAL PROVISIONS

    Deviations from these terms and conditions are not valid unless confirmed in writing by an authorized representative of both parties. All rights and remedies, whether conferred hereby or by any other instrument or law shall be cumulative, and may be exercised singularly or concurrently. Failure by either party to enforce any contract term shall not be deemed a waiver of future enforcement of that or any other term. If any provision of this Agreement is held invalid under any applicable statute or rule of law, such invalidity shall not affect any other provisions of the Agreement which can be given effect without the invalid provisions, and to this end the provisions of this Agreement are declared to be severable. Notwithstanding the above, such invalid provision or clause shall be construed to the extent possible, in accordance with the original intent of the parties.

                            FIRST AMENDMENT TO LEASE

        This First Amendment to Lease (the "Amendment") is dated as of August 5, 1999, for reference purposes only, and is made between Orchard Jay Investors, LLC, a California limited liability company, and David J. Brown (collectively "Landlord") and Cylink Corporation, a California corporation ("Tenant"), with reference to the following facts and circumstances, which are conclusively agreed between the parties:

            A. Landlord and Tenant are parties to a lease dated for reference purposes as of May 10, 1999 (the "Lease"). All capitalized words having an assigned meaning in the Lease shall continue to have such meaning in this Amendment unless explicitly modified.

            B. Pursuant to the Lease, Tenant has leased from Landlord two buildings located at 3131 and 3151 Jay Street, Santa Clara, California (the "Existing Premises"), within Landlord's Project.

            C. Tenant wishes to lease the remaining building of the Project, located at 3101 Jay Street, Santa Clara, California, on the terms set forth herein. Accordingly, Landlord and Tenant wish to amend the Lease on the terms and conditions set forth below.

            D. Landlord and Tenant acknowledge Tenant's intent to sublease a portion of the First Floor Space (as defined below) after execution hereof (but also agree that such subleasing shall be subject to the provisions of the Lease relating to subleasing and shall not be deemed approved hereby).

        Now, therefore, in consideration of all of the foregoing facts and circumstances, and for good and valuable consideration, the receipt of which is acknowledged by each party, Landlord and Tenant agree to and do amend the Lease as follows:

1.      Description of Additional Space:

        Landlord's building at 3101 Jay Street, Santa Clara, California (the "3101 Building"), is a two-story building. As used herein, the first story of the 3101

First Amendment To Lease                                            Page 2 of 16
--------------------------------------------------------------------------------

        Building, comprised of 22,099 square feet of gross leasable area, will be referred to as the "First Floor Space" and the second story of the 3101 Building, comprised of 24,625 square feet of gross leasable area, will be referred to as the "Second Floor Space". The First and Second Floor Spaces are shown on the drawing attached hereto as Exhibit "A". The First Floor Space does not include all space on the first floor of the 3101 Building. Rather, the cross-hatched portion of the first floor is not a part of the First Floor Space, but rather constitutes a lobby and access area which is a part of the Second Floor Space.

2.      Demise of Additional Space

        Pursuant to the terms and conditions hereof, and of the Lease, Landlord hereby leases to Tenant (a) the First Floor Space, beginning on the First Floor Commencement Date (as defined herein) and for the term specified herein; and (b) the Second Floor Space, beginning on the Second Floor Commencement Date and for the term specified herein.

        Tenant  acknowledges  and agrees that  Landlord is currently  party to a lease of the Second Floor Space with TollBridge Technologies, Inc. ("TollBridge"), the current tenant, and that the lease of the Second Floor Space to Tenant is subject to the rights of TollBridge. Landlord is only required to deliver the Second Floor Space to Tenant after TollBridge's possessory interest terminates or is terminated and after Landlord has had a reasonable period of time to deliver the Second Floor Space in accordance with Paragraph 11 below. Landlord represents to Tenant that it is not contractually obligated to TollBridge for a term in excess of five (5) years from the commencement date of such lease (currently estimated to be September 1, 1999) plus whatever partial month may be added pursuant to the terms thereof if the commencement date is not the first day of a month. Landlord shall not agree to extend the term of such lease beyond such five (5) year term. When the commencement date of such lease is established, Landlord shall give Tenant written notice of such date.

        This Amendment creates an indivisible, single Lease of all of the space leased to Tenant, and shall not under any circumstances be deemed to be divisible into separate leases on the separate buildings. Except as herein provided, all of the terms and provisions of the Lease, including Landlord's
--------------------------------------------------------------------------------

First Amendment To Lease                                            Page 3 of 16
--------------------------------------------------------------------------------

remedies under the Lease, shall apply to all space leased as a whole, and if Landlord is allowed to terminate the Lease, such right is to be exercised as to all of the property. A termination which occurs at a time when Tenant is not in possession of the Second Floor Space shall nevertheless terminate Tenant's rights to the Second Floor Space.

3.      Term for Additional Space

        The parties agree that this Lease as amended shall expire as to all space (including the Existing Premises, the First Floor Space, and the Second
Floor Space) on the same day. Accordingly, the lease terms for the First and Second Floor Spaces shall be as follows.

            A. The Lease Term for the First Floor Space shall begin on the First Floor Commencement Date (as defined below) and run through the Expiration Date under the Lease (as defined therein) unless the Lease is sooner terminated under and pursuant to its terms.

            B. The Lease Term for the Second Floor Space shall begin on the Second Floor Commencement Date (as defined below) and run through the Expiration Date under the Lease (as defined therein) unless the Lease is sooner terminated under and pursuant to its terms.

4.      Option To Extend Terms on Additional Space

        The First and Second Floor Spaces shall be subject to the options provided to Tenant pursuant to Paragraph 2 of the First Addendum to Lease. The option granted thereby shall be a single, indivisible option which may be exercised only as to the total space leased by Tenant (including the Existing Premises and the 3101 Building). Rent and other terms during any option term for the First and Second Floor Spaces shall be determined as set forth in said Paragraph 2.

5.      Modification Of Option Provision

        Paragraph 2A of the option  granted in Paragraph 2 of the First Addendum
--------------------------------------------------------------------------------

First Amendment To Lease                                            Page 4 of 16
--------------------------------------------------------------------------------

to the Lease is hereby modified to provide that the Earliest Exercise Date shall be the date which is 360 days before the date the Lease Term would end but for the exercise of the option and the Last Exercise Date shall be the date which is 270 days before the Lease Term would end but for the exercise of the option.

6.      Effect On Right Of First Offer

        With the execution of this Amendment, Tenant's rights under Paragraph 1 of the First Addendum to Lease shall be eliminated, Tenant having obtained the rights to all of the First Offer Space described therein, and such Paragraph 1 shall be of no further force or effect.

7.      Commencement Dates

        The Tenant Improvements for the First Floor Space shall be constructed according to the timeline which is attached hereto as Exhibit "B". If the Tenant Improvements are completed by October 1, 1999, or if they would have been so completed but for delays caused by Tenant in regard to the schedule presented in the timeline, then the First Floor Commencement Date shall be October 1, 1999. However, if Landlord's delay and failure to meet the schedule set forth in such timeline causes the First Floor Space to be completed after October 1, 1999, then the First Floor Commencement Date shall be the date of such completion. In the event that Landlord completes construction and tenders the First Floor Space to Tenant prior to the First Floor Commencement Date, Tenant shall have occupancy thereof without being obligated to pay Base Monthly Rent, and such occupancy shall be subject to all other terms and conditions of the Lease as amended hereby, including the duty to pay Tenant's Share of Operating Expenses.

        The Second Floor Commencement Date shall be the date on which Landlord shall tender the Second Floor Space to Tenant in compliance with the requirements for condition thereof set forth above and below. Landlord agrees to use reasonable efforts to obtain possession of the Second Floor Space from the then-occupant(s) thereof, by legal process if necessary, in the event of any holdover past the term of the TollBridge Lease.
--------------------------------------------------------------------------------

First Amendment To Lease                                            Page 5 of 16
--------------------------------------------------------------------------------

        Landlord agrees that (1) it will provide Tenant with copies of any Notices of Default given to TollBridge; (2) it will provide Tenant with copies of any Complaint filed against TollBridge seeking possession of the Second Floor Space; (3) it will provide Tenant with copies of any Judgment entered in regard to such a Complaint; (4) it will keep Tenant apprised of progress on any eviction action against TollBridge with the intent that Tenant have good information on the likely date on which Landlord will gain possession of the Second Floor Space; (5) it will reasonably cooperate with Tenant in regard to marketing the Second Floor Space for sublease (without waiving the provisions of the Lease relating to subleases) in advance of Landlord's delivery of possession to Tenant; (6) it will give Tenant written notice when it obtains possession of the Second Floor Space from TollBridge; and (7) it will not, without Tenant's written agreement, tender the Second Floor Space to Tenant any sooner than (a) if such notice is given during the first two years following the First Floor Commencement Date, ninety (90) days after the date Landlord gives notice to Tenant that it has obtained possession of the Second Floor Space from TollBridge, and (b) if such notice is given thereafter, thirty (30) days after the date Landlord gives notice to Tenant that it has obtained possession of the Second Floor Space from TollBridge. Notwithstanding the foregoing, Tenant will not be entitled to any such notices or notice periods if TollBridge's lease ends by its terms on expiration of the lease term thereof.

        Upon delivery of the Second Floor Space, Landlord and Tenant shall sign a further Amendment to this Lease, in form reasonably prepared and approved by Landlord, reflecting the Second Floor Commencement Date and the acceptance of possession of the Second Floor Space pursuant hereto. However, the failure to execute such an Amendment shall not invalidate or otherwise affect the lease of such space.

8.      Base Monthly Rent

        As used in both of the tables set forth in this Paragraph, Month 1 is the first full month after the Commencement Date under the Lease and Month 120 is the final month of the Lease. Notwithstanding this reference, however, Tenant shall begin to make Base Monthly Rent payments for the First Floor Space on the First Floor Commencement Date and for the Second Floor Space on the Second
--------------------------------------------------------------------------------

First Amendment To Lease                                            Page 6 of 16
--------------------------------------------------------------------------------

Floor Commencement Date, as more fully set forth in the examples which follow each table.

        The Base Monthly Rent from the First Floor Commencement Date until the Second Floor Space is tendered to Tenant shall be as set forth in the following Table I, where Column A represents the Base Monthly Rent under the Lease for the Existing Premises, Column B represents the additional Base Monthly Rent paid for occupancy of the First Floor Space, and Column C represents the sum of Columns A and B and thus the total Base Monthly Rent which is due:

TABLE I: BASE MONTHLY RENT UNTIL SECOND FLOOR SPACE IS DELIVERED

        -----------------------------------------------------------
                             A               B               C
        -----------------------------------------------------------
        Mo.    Thru    BMR/Existing     BMR 1st Fl.      Total BMR
        -----------------------------------------------------------

        -----------------------------------------------------------
        1       12      $174,406.96     $47,512.85      $221,919.81
        -----------------------------------------------------------
        13      24      $179,639.17     $48,617.80      $228,256.97
        -----------------------------------------------------------
        25      36      $185,028.34     $49,722.75      $234,751.09
        -----------------------------------------------------------
        37      48      $190,579.19     $50,827.70      $241,406.89
        -----------------------------------------------------------
        49      60      $196,296.57     $51,932.65      $248,229.22
        -----------------------------------------------------------
        61      72      $202,185.47     $53,037.60      $255,223.07
        -----------------------------------------------------------
        73      84      $208,251.03     $54,142.55      $262,393.58
        -----------------------------------------------------------
        85      96      $214,498.56     $55,247.50      $269,746.06
        -----------------------------------------------------------
        97      108     $220,933.52     $56,352.45      $277,285.97
        -----------------------------------------------------------
        109     120     $227,561.52     $57,457.40      $285,018.92
        -----------------------------------------------------------

However, rent for the First Floor Space under Table I shall be applicable only from and after the First Floor Commencement Date. Thus, for purposes of example, if the First Floor Commencement Date occurs on the first day of Month 2 of the Lease, then the Base Monthly Rent for the Existing Premises for Month 1 would be $174,406.96 and the Base Monthly Rent for the First Floor Space would not be payable in Month 1, the Base Monthly Rent for the First Floor Space for Month 2 would be $47,512.85, the total Base Monthly Rent for Month 2 would be $221,919.81 and the rent for the following 118 months of the Lease
--------------------------------------------------------------------------------

First Amendment To Lease                                            Page 7 of 16
--------------------------------------------------------------------------------

for the First Floor Space and the Existing Premises would be as set forth for months 3 through 120 in Table I.

        In the event that, for any reason, the Commencement Date of the Lease for the Existing Premises does not occur until after First Floor Commencement Date, Tenant shall nonetheless begin paying Base Monthly Rent on the First Floor Space on the First Floor Commencement Date at the rate shown in Column B above, and shall continue at that rate through the Commencement Date under the Lease and thence for 120 months at the total rates shown in Table I, Column C.

        The Base Monthly Rent for all space leased from Landlord from the Second Floor Commencement Date until the end of the Lease Term shall be as set forth in the following Table II, where Column A represents the Base Monthly Rent under the Lease for the Existing Premises, Column B represents the additional Base Monthly Rent paid for occupancy of the First Floor Space, Column C represents the additional Bases Monthly Rent paid for occupancy of the Second Floor Space, and Column D represents the sum of Columns A, B, and C, and thus the total Base Monthly Rent which is due:

TABLE II: BASE MONTHLY RENT AFTER SECOND FLOOR SPACE IS DELIVERED

    ----------------------------------------------------------------------------
                         A               B               C               D
    ----------------------------------------------------------------------------
    Mo.    Thru    BMR/ Existing    BMR 1st Fl.     BMR 2nd Fl.      Total BMR
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
    1       12      $174,406.96     $47,512.85      $52,943.75      $274,863.56
    ----------------------------------------------------------------------------
    13      24      $179,639.17     $48,617.80      $54,175.00      $282,431.97
    ----------------------------------------------------------------------------
    25      36      $185,028.34     $49,722.75      $55,406.25      $290,157.34
    ----------------------------------------------------------------------------
    37      48      $190,579.19     $50,827.70      $56,637.50      $298,044.39
    ----------------------------------------------------------------------------
    49      60      $196,296.57     $51,932.65      $57,868.75      $306,097.97
    ----------------------------------------------------------------------------
    61      72      $202,185.47     $53,037.60      $59,100.00      $314,323.07
    ----------------------------------------------------------------------------
    73      84      $208,251.03     $54,142.55      $60,331.25      $322,724.83
    ----------------------------------------------------------------------------
    85      96      $214,498.56     $55,247.50      $61,562.50      $331,308.56
    ----------------------------------------------------------------------------
    97      108     $220,933.52     $56,352.45      $62,793.75      $340,079.72
    ----------------------------------------------------------------------------
    109     120     $227,561.52     $57,457.40      $64,025.00      $349,043.92
    ----------------------------------------------------------------------------

--------------------------------------------------------------------------------

First Amendment To Lease                                            Page 8 of 16
--------------------------------------------------------------------------------

However, the amounts of rent shown in Table II shall be applicable only from and after the Second Floor Commencement Date. Thus, for purposes of example, if the Second Floor Commencement Date occurs on the first day of Month 61 of the Lease, then this Table II would not be applicable for months 1 through 60 of the Lease, the Base Monthly Rent for the Second Floor Space for the first month of occupancy (Month 61) would be $59,100.00 and the rent for the following 59 months of the Lease for the Second Floor Space would be as set forth for months 62 through 120 in the table, Column C. If the Second Floor Commencement Date does not fall on the first day of a month, then the partial month in which it falls shall be prorated.

        The amounts of Base Monthly Rent for the First Floor Space set forth under Column B in each of the above tables shall be in addition to all other sums payable under the Lease as Base Monthly Rent for the Existing Premises, and the amounts payable for the Second Floor Space under Column C of Table II shall be in addition to all amounts payable for the First Floor Space and the Existing Premises.

        All sums stated as Base Monthly Rent in this Paragraph shall be in addition to all Additional Rent, expenses, and other sums required to be paid by Tenant pursuant to the Lease as amended by this Amendment.

9.      Tenant Improvements

        Landlord shall construct improvements for Tenant in the First Floor Space pursuant to the plans identified as follows: "Project 845 - Jay Street, Building A, First Floor Tenant Improvements, Permit 2, dated 1/12/99, by DES Architects" (the "Plans"), and at a cost to be paid by Landlord which is expected to be $447,561.00. Except as provided below in regard to changes to the Plans which cause increased expenses, or unless Tenant otherwise causes increased expense, Tenant will not be responsible for any cost of construction in excess of this amount.

        If Tenant wishes changes in the Plans, any increased expenses of constructing the improvements as a result of Tenant's requested changes shall be paid by Tenant under the provisions of Exhibit "B" to the Lease, the

--------------------------------------------------------------------------------

First Amendment To Lease                                            Page 9 of 16
--------------------------------------------------------------------------------

Improvement Agreement, Paragraph 5A and B. Such expenses shall include, but not be limited to, all hard construction costs, architecture costs, engineering costs, City fees, and any and all other expenses reasonable and normally incurred in conjunction with such construction.

        Such  construction   shall  be  conducted   pursuant  to  the  following
additional terms and conditions:

            A. The provisions of Exhibit B, the Interior Improvement Agreement, shall not apply to construction of Tenant Improvements for Tenant in the First Floor Space except as specifically adopted and incorporated herein.

            B. Landlord and Tenant will consult on the Plans, and Tenant will have a reasonable opportunity to request and obtain changes therein, and will thereafter execute an approved set of Plans as modified and a memorandum approving any increase in costs occasioned by the modifications to the Plans, if any. Thereafter, any changes to the Plans will be made only on written Change Order, executed by both parties and containing agreement to Tenant's payment of additional costs of such Change Orders. In each case, at the time of agreement to the changes, Tenant will pay Landlord the agreed amount of additional cost at the times specified above

            C. In the event of any changes or modifications to the Plans which increase the cost of construction, Tenant will pay Landlord, in addition to all other amounts specified hereunder, Landlord's construction management fee of Four Percent (4%) of the hard costs of construction on such increased costs.

            D. Upon Landlord's completion of the Tenant Improvements called for hereby, Landlord and Tenant shall walk through the First Floor Space, using reasonable efforts to locate and identify any defective or incomplete construction. Thereafter, an agreement shall be executed which will contain a list of all "punch list" items which the parties agree are to be corrected by Landlord, and

--------------------------------------------------------------------------------

First Amendment To Lease                                           Page 10 of 16
--------------------------------------------------------------------------------

        Landlord will use reasonable diligence to correct and complete same.

            E. Landlord and Tenant adopt and incorporate Paragraphs 9 and 12 of the Interior Improvement Agreement as applicable to the Tenant Improvements being constructed in the First Floor Space by Landlord. If there is any inconsistency between this Amendment and the Lease (including the Interior Improvement Agreement), this Amendment shall prevail.

            F. Tenant shall not be entitled to any credit or payment or future construction of improvements if the improvements shown on the Plans, with or without any further changes or adjustments, are constructed by Landlord at a lesser cost than set forth herein. Notwithstanding the foregoing, in the event that, after the accounting called for by Paragraph 5C of the Interior Improvement Agreement, Exhibit B to the Lease, it is determined that amounts paid by Tenant exceed what is due hereunder, Landlord shall refund the overpayment.

10.     Warranty for Building Shell and Grounds

        The limited warranty provided by Paragraph 8 of the First Addendum to Lease shall apply to the 3101 Building and surrounding parking, landscaping, and grounds as they existed prior to construction of the Tenant Improvements referenced in Paragraph 9 above and prior to the construction of the TollBridge tenant improvements referenced in Paragraph 11 below.

11.     Condition of Second Floor Space

        Tenant has reviewed the plans for construction of tenant improvements in the Second Floor Space for the existing tenant, which are described as follows:
"Project 845 - Jay Street, Building A, Second Floor Tenant Improvements, Permit 3 Re-submittal, dated 7/30/99, by DES Architects". Tenant will accept the Second Floor Space for the term created hereby in their "AS-IS" condition with the construction set forth in such plans (and including reasonable changes

--------------------------------------------------------------------------------

First Amendment To Lease                                           Page 11 of 16
--------------------------------------------------------------------------------

made by Landlord by agreement with TollBridge, or its successors during the course of construction) completed at Landlord's expense, with all latent and patent faults, without warranty or obligation on the part of Landlord to provide any further interior improvements or tenant improvement allowances. Notwithstanding the foregoing, in the event that Tenant takes possession of the Second Floor Space prior to the expiration of said warranties (as set forth below in this paragraph), Tenant shall be entitled to the same warranties with regard to the Second Floor Space as Landlord granted to Tenant under Paragraph 9 of the Interior Improvement Agreement, Exhibit B to the Lease, for a period beginning on the Commencement Date for the Existing Premises or the commencement date of the TollBridge lease, whichever is earlier, and running for eighteen
(18) months thereafter. Tenant shall have no obligation to restore the Second Floor Space to a better condition than it's condition when it was delivered to Tenant.

        Upon surrender of possession of the Second Floor Space by the current tenant thereof, Landlord will attempt to cause the person or persons obligated under the Lease with TollBridge to return the Second Floor Space in accordance with the requirements of the current tenant's lease. If the current tenant does not turn the Second Floor Space over to Landlord in the required condition, then Landlord will remove or cause to be removed all items of personal property which are not attached to the premises; will cause the Second Floor Space to be cleaned to "broom clean" condition; and, to the extent that Landlord has funds available pursuant to the current Tenant's security deposit or from available insurance proceeds actually received, Landlord will use such funds to restore the Second Floor Space to the condition in which the current tenant is required to return it. Landlord shall not be required to expend its own funds beyond what is available through the current tenant's security deposit for such restoration, and may reserve and not spend on restoration sufficient funds from the security deposit to pay for any rent loss during the period between turnover of possession by the current tenant and the Second Floor Commencement Date.

12.     Increased Security Deposit; Amendment to Security Deposit Clause

        Tenant has provided to Landlord, on execution of the Lease, a Security Deposit in the total sum of $827,561.22, of which $227,561.22 (the "Cash Deposit") is a cash deposit and the remaining $600,000.00 (the "Additional

--------------------------------------------------------------------------------

First Amendment To Lease                                           Page 12 of 16
--------------------------------------------------------------------------------

Deposit") is currently made by a letter of credit. On execution hereof, Tenant shall deposit an additional cash deposit as part of the Cash Deposit in the sum of $57,457.40. In addition thereto, Tenant shall deposit a letter of credit or cash to increase the Additional Deposit from $600,000.00 to $1,400,000.00. Following these deposits, the total Security Deposit, including Cash Deposit and Additional Deposit, will be $1,685,018.60.

        Upon delivery of the Second Floor Space, Tenant shall further increase the Cash Deposit by a further cash deposit of $64,025.00, with the result that the total Security Deposit, including Cash Deposit and Additional Deposit, will be increased to $1,749,043.60.

        The foregoing deposits shall be held, treated, and applied pursuant to the provisions of the Lease relating thereto, as amended hereby. Paragraph 3B of the First Addendum to Lease is deleted hereby, and the following is substituted therefore:

            B. Notwithstanding the foregoing, the Additional Deposit, whether then held as a cash or letter of credit deposit, shall be released by Landlord if (1) four years have passed after the Commencement Date under the Lease and (2) Tenant has achieved all of the following goals during the calendar quarters immediately preceding the date of release

                1. Net Income per Tenant's audited financial statements has been profitable each quarter for six consecutive calendar quarters immediately preceding the release;

                2  Income  from  Continuing   Operations  per  Tenant's  audited
            financial statements has been profitable each quarter for six consecutive calendar quarters immediately preceding the release;

                3. The aggregate  total of profit for Net Income and Income from
            Continuing Operations per

--------------------------------------------------------------------------------

First Amendment To Lease                                           Page 13 of 16
--------------------------------------------------------------------------------

            Tenant's audited financial statements for the six immediately preceding calendar quarters as shown by Tenant's audited financials is at least $15,000,000.00.

                4. Tenant is not then in default past any applicable cure period provided in the Lease

            In addition, the achievement of these goals must be documented to Landlord in form and substance reasonably approved by Landlord, and Tenant's audited financials must be in accordance with generally accepted accounting principles, consistently applied. Release of the Additional Deposit shall not take place until at least four years have passed after the Commencement Date under the Lease.

13.     Tenant's Share

        Beginning on the First Floor Commencement Date, the Tenant's Share under the Lease shall remain 100% of the Existing Premises, shall be increased to 47.30% of the 3101 Building, and shall be increased to 82.73% of the Project. In the event Tenant takes early occupancy of the First Floor Space prior to the First Floor Commencement Date, then the Tenant's Share shall be so increased from the first day of early occupancy. Notwithstanding the foregoing, until the Commencement Date for the Existing Premises (if such Commencement Date is later than the First Floor Commencement Date), Tenant's Share of the Existing Premises shall be 0% and Tenant's Share of the Project shall be determined solely by the space of which it has possession, if any..

        Beginning on the Second Floor Commencement Date, the Tenant's Share under the Lease shall be 100% of each of the three Buildings (the 3101 Building and the Existing Premises) and 100% of the Project.

14.     Parking

        Effective on the First Floor Commencement Date, Tenant's Allocated Parking Stalls shall be increased to 445 stalls. Effective on the Second Floor Commencement Date, Tenant's Allocated Parking Stalls shall be all on-site

--------------------------------------------------------------------------------

First Amendment To Lease                                           Page 14 of 16
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parking stalls.  From and after the Second Floor  Commencement  Date, Tenant may designate a further five (5) parking stalls for use as "Visitor" spaces, subject to all of the terms and provisions of the Lease and in particular, to Paragraph 7 of the First Addendum to Lease.

15.     Continuing Obligation

        Except as expressly set forth in this Amendment, all terms and conditions of the Lease remain in full force and effect, and all terms and conditions of the Lease are incorporated herein as though set forth at length.

16.     Effect of Amendment

        This Amendment modifies the Lease. In the event of any conflict or discrepancy between the Lease and/or any other previous documents between the parties and the provisions of this Amendment, then the provisions of this Amendment shall control. Except as modified herein, the Lease shall remain in full force and effect.

17.     Authority

        Each individual executing this Amendment represents and warrants that he or she is duly authorized to and does execute and deliver this Amendment pursuant to express authority from Tenant or Landlord, as applicable, pursuant to and in accordance with the By-Laws and the other organic documents of the signing party.

18.     Entire Agreement

        The Lease, as modified by this Amendment, constitutes and contains the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's Agents have made any legally binding representations or warranties as to any matter except for such matters which are expressly set forth herein and in the Lease, including any representations or warranties relating to the condition of the Premises or the improvements thereto or the suitability of the Premises or the Project for Tenant's

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

First Amendment To Lease Page                                      Page 15 of l6
--------------------------------------------------------------------------------

business.

19.     Commissions

        Commissions on this transaction will be subject to the provisions of Paragraph 15.13 of the Lease, and commissions to Retained Real Estate Brokers will be paid by Landlord pursuant to Landlord's separate written agreement with such Brokers.

20.     Subordination and Non-Disturbance Agreement

        Not later than the First Floor Commencement Date, Landlord will obtain for Tenant the written agreement of Wells Fargo Bank incorporating this Amendment into the Subordination and Non-Disturbance Agreement executed by said lender with regard to the original Lease.

21.     Elevator Access

        Tenant acknowledges that, from time to time during the period when the Second Floor Space is not under Tenant's control, the tenant thereof, currently TollBridge, will be required to service, maintain, and when necessary repair the elevator, which requires access to elevator facilities through a portion of the First Floor Space. Tenant agrees that during such period, Tenant will cooperate reasonably with the Second Floor Space tenant and its vendors and service providers to allow such service, maintenance, and repair at reasonable times and on reasonable conditions. Tenant shall not be responsible for any damage caused by such entry and access into the First Floor Space.

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

First Amendment To Lease                                           Page 16 of 16
--------------------------------------------------------------------------------

LANDLORD:                                TENANT:

Orchard Jay Investors, LLC, a            Cylink Corporation, a California
California limited liability company     corporation

By: ___________________                  By: /s/ [ILLEGIBLE]
     Michael J. Biggar                      ------------------------
      Managing Member
                                         /s/ [ILLEGIBLE]
Dated: ___________________               ---------------------------
                                                [Print Title]

                                                    CFO
David J. Brown                           ---------------------------
                                                [Print Title]


                                         By: /s/ Robert B. Fougner
                                            ------------------------
By: Orchard Jay Investors, LLC
    his authorized agent                      Robert B. Fougner
                                         ---------------------------
                                                 [Print Name]

By: _________________________                 Corporate Secretary
      Michael J. Biggar                  ---------------------------
       Managing Member                           [Print Title]

Dated: ______________________


--------------------------------------------------------------------------------

                                   Exhibit A

                        First Floor Space, 3101 Building




                                [GRAPHIC OMITTED]




                        Not a part of First Floor Space


                                 Page One of Two

                                    Exhibit A

                        Second Floor Space, 3101 Building




                                [GRAPHIC OMITTED]




                                 Page Two of Two

                                    Exhibit B

                             Schedule of Performance
                        First Floor Tenant Improvements

            Action                                         Responsible
             Items                        Due Date            Party
            ------                        --------         -----------

A.      Delivery to                      Completed.          Tenant
        Landlord of
        Tenant's Interior
        Interior

B.      Delivery to                      Completed.          Landlord
        Tenant of Revised
        First Floor Plans

C.      Approval by                      8/10/99             Tenant
        Tenant of Revised
        First Floor Plans

D.      Delivery to Tenant               8/11/99             Landlord
        of Constuction Cost
        Estimate for Revised
        Plans

E.      Approval by Tenant               8/13/99             Tenant
        of Construction
        Costs for Revised
        Plans

F.      Issuance of                      8/9/99              Landlord
        Building Permit
        for Original Plans

G.      Commencement of                  8/23/99             Landlord
        construction
        of First Floor
        Improvements

H.      Issuance of Building             8/31/99             Landlord
        Permit for Revised
        Plans

I.      Substantial                      10/1/99             Landlord
        Completion
        of First Floor
        Improvements